EXHIBIT 99.1
UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION

NON-PROSECUTION AGREEMENT

1.             This agreement arises out of an investigation by  the Division of Enforcement (“Division”) of the United States Securities and Exchange Commission (“Commission”) into possible violations of the Foreign Corrupt Practices Act and books and records and internal controls provisions of the federal securities laws by Ralph Lauren Corporation (“Respondent”) from approximately 2005 through 2009 (“Investigation”).  Prior to a public enforcement action being brought by the Commission against Respondent, without admitting or denying liability, Respondent has agreed to enter into this non-prosecution agreement (“Agreement”) on the following terms and conditions:

COOPERATION

2.             The Respondent, a corporation organized and operating under the laws of Delaware, agrees to cooperate fully and truthfully in the Investigation and any other related enforcement litigation or proceeding to which the Commission is a party (the “Proceedings”), regardless of the time period in which the cooperation is required.  In addition, the Respondent agrees to cooperate fully and truthfully, when directed by the Division’s staff, in an official investigation or proceeding by any federal, state, or self-regulatory organization (“Other Proceedings”).  The full, truthful, and continuing cooperation of the Respondent shall include, but not be limited to:

a.           producing, in a responsive and prompt manner, all non-privileged documents, information, and other materials to the Commission as requested by the Division’s staff, wherever located, in the possession, custody, or control of the Respondent;

b.           using its best efforts to secure the full, truthful, and continuing cooperation, as defined in Paragraph 3, of current and former directors, officers, employees and agents, including making these persons available, when requested to do so by the Division’s staff, at its expense, for interviews and the provision of testimony in the investigation, trial and other judicial proceedings in connection with the Proceedings or Other Proceedings; and

c.           entering into tolling agreements, when requested to do so by the Division’s staff, during the period of cooperation.

3.             The full, truthful, and continuing cooperation of each person described in Paragraph 2 above will be subject to the procedures and protections of this paragraph, and shall include, but not be limited to:

a.           producing all non-privileged documents and other materials as requested by the Division’s staff;

b.           appearing for interviews, at such times and places, as requested by the Division’s staff;

c.           responding to all inquiries, when requested to do so by the Division’s staff, in connection with the Proceedings or Other Proceedings; and

d.           testifying at trial and other judicial proceedings, when requested to do so by the Division’s staff, in connection with the Proceedings or Other Proceedings.

4.             The Respondent understands and agrees to perform the following undertakings:

a.           to pay disgorgement obtained or retained as a result of the violations discovered during the Investigation, without reimbursement or indemnification from any source, in the amount of $593,000, together with prejudgment interest thereon in the amount of $141,846 within 30 days of approval of the Non-Prosecution Agreement by the Commission by delivering or mailing by next-day mail a certified check, bank cashier’s check, or United States postal money order, payable to the Securities and Exchange Commission, to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Mail Stop 0-3, Alexandria, Virginia 22312 along with a letter identifying the Respondent and specifying that the payment is made pursuant to a non-prosecution agreement entered into with the Commission on April 22, 2013, and send an additional copy of the letter and check in accordance with the service requirements of Paragraph 7; and

PUBLIC STATEMENTS

5.             After this Agreement is executed, the Respondent agrees not to take any action or to make or permit any public statement through present or future attorneys, employees, agents, or other persons authorized to speak for it, except in legal proceedings in which the Commission is not a party, denying, directly or indirectly, the factual basis of any aspect of this Agreement.  This paragraph is not intended to apply to any statement made by an individual in the course of any criminal, civil, or regulatory proceeding initiated by the government or self-regulatory organization against such individual, unless such individual is speaking on behalf of the Respondent.  If it is determined by the Commission that a public statement by the Respondent or any related person contradicts in whole or in part this Agreement, at its sole discretion, the Commission may bring an enforcement action in accordance with Paragraphs 8 through 10.

6.             Prior to issuing a press release concerning this Agreement, the Respondent agrees to have the text of the release approved by the staff of the Division.

SERVICE

7.             The Respondent agrees to serve by hand delivery or by next-day mail all written notices and correspondence required by or related to this Agreement to Tracy L. Davis, Assistant Regional Director, United States Securities and Exchange Commission, 44 Montgomery Street, Suite 2800, San Francisco, CA 94104, (415) 705-2318, unless otherwise directed in writing by the staff of the Division.

VIOLATION OF AGREEMENT

8.             The Respondent understands and agrees that it shall be a violation of this Agreement if it knowingly provides false or misleading information or materials in connection with the Proceedings or Other Proceedings.  In the event of such misconduct, the Division will advise the Commission of the Respondent’s misconduct and may make a criminal referral for providing false information (18 U.S.C. § 1001), contempt (18 U.S.C. §§ 401-402) and/or obstructing justice (18 U.S.C. § 1503 et seq.).

9.             It is further understood and agreed that should the Division determine that it has failed to comply with any term or condition of this Agreement, the Division will notify the Respondent or its counsel of the fact and provide an opportunity for the Respondent to make a submission consistent with the procedures set forth in the Securities Act of 1933 Release No. 5310.  Under these circumstances, the Division may, in its sole discretion and not subject to judicial review, recommend to the Commission an enforcement action against the Respondent for any securities law violations, including, but not limited to, the substantive offenses relating to the Investigation.  Nothing in this agreement limits the Division’s discretion to recommend to the Commission an enforcement action against the Respondent for future violations of the federal securities laws, without notice, to protect the public interest.

10.           The Respondent understands and agrees that in any future enforcement action resulting from its violation of the Agreement, any documents, statements, information, testimony, or evidence provided by it during the Proceedings or Other Proceedings, and any leads derived there from, may be used against it in future legal proceedings.

11.           The Respondent understands and agrees that any enforcement action brought by the Commission following the Respondent’s violation of the Agreement that would not have been time-barred by the applicable statute of limitations if brought on the date of the execution of this Agreement, may be commenced against the Respondent, notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the commencement of such action.

12.           In the event it breaches this Agreement, the Respondent agrees not to dispute, contest, or contradict the factual statements contained in Exhibit A, or their admissibility, in any future Commission enforcement action against it.

COMPLIANCE WITH AGREEMENT

13.           Subject to the full, truthful, and continuing cooperation of the Respondent, as described in Paragraphs 2 and 3, and compliance with all obligations and undertakings in the Agreement, the Commission agrees not to bring any enforcement action or proceeding against the Respondent arising from the Investigation.  This agreement should not, however, be deemed exoneration of the Respondent or to be construed as a finding by the Commission that no violations of the federal securities laws have occurred.

14.             The Respondent understands and agrees that this Agreement does not bind other federal, state or self-regulatory organizations, but the Commission may, at its discretion, issue a letter to these organizations detailing the fact, manner, and extent of its cooperation during the Proceedings or Other Proceedings, upon the written request of the Respondent.

15.           The Respondent understands and agrees that if it sells, merges, or transfers all or substantially all of its business operations as they exist as of the date of this Agreement, whether such a sale is structured as a stock or asset sale, merger, or transfer during the Deferred Period, it shall include in any contract for sale, merger, or transfer a provision binding the purchaser/successor in interest to the obligations set forth in this Agreement.  Furthermore, the protections arising from this Agreement will not apply to purchasers or successors in interest unless such purchaser or successor enters into a written agreement, on terms acceptable to the Division, agreeing to assume all the obligations set forth in this Agreement.

16.           The Respondent understands and agrees that the Agreement only provides protection against enforcement actions arising from the Investigation and does not relate to any other violations or any individual or entity other than the Respondent.

VOLUNTARY AGREEMENT

17.           The Respondent’s decision to enter into this Agreement is freely and voluntarily made and is not the result of force, threats, assurances, promises, or representations other than those contained in this Agreement.

18.           The Respondent read and understands this Agreement.  Furthermore, the Respondent has reviewed all legal and factual aspects of this matter with its attorney and is fully satisfied with its attorney’s legal representation.  The Respondent has thoroughly reviewed this Agreement with its attorney and has received satisfactory explanations concerning each paragraph of the Agreement.  After conferring with its attorney and considering all available alternatives, the Respondent has made a knowing decision to enter into the Agreement.

19.           The Respondent represents that its Board of Directors has duly authorized, in  the resolution attached as Exhibit B, the execution and delivery of this Agreement, and that the person signing this Agreement has authority to bind the Respondent.

ENTIRETY OF AGREEMENT

20.           This Agreement constitutes the entire agreement between the Commission and the Respondent, and supersedes all prior understandings, if any, whether oral or written, relating to the subject matter herein.

21.           This Agreement cannot be modified except in writing, signed by the Respondent and a representative of the Commission.

22.           In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring the Commission or the Respondent by virtue of the authorship of any of the provisions of the Agreement.

The signatories below acknowledge acceptance of the foregoing terms and conditions.

RESPONDENT

Ralph Lauren Corporation

April 18, 2013	By:	/s/ Avery S. Fischer
Date	Name: Avery S. Fischer
Title: Senior Vice President, General
Counsel and Secretary
Ralph Lauren Corporation
625 Madison Avenue
New York, NY 10022

On April 18, 2013, Avery S. Fischer, a person known to me, personally appeared before me and acknowledged executing the foregoing agreement with full authority to do so on behalf of Ralph Lauren Corporation as its Senior Vice President, General Counsel and Secretary and pursuant to the attached Resolution of the Board of Directors.

/s/ Ellen Brooks
Notary Public	[NOTARY STAMP & SEAL]
State: New York
Qualified in New York County
Commission number: No. 01BR6038011
Commission expiration: March 6, 2014

RESPONDENT’S COUNSEL

Approved as to form:

April 19, 2013	/s/ Thomas A. Hanusik
Date	Thomas A. Hanusik
Crowell & Moring LLP
1001 Pennsylvania Avenue, NW
Washington, DC 20004
(202) 624-2530

SECURITIES AND EXCHANGE COMMISSION
DIVISION OF ENFORCEMENT

April 22, 2013	/s/ Kara Novaco Brockmeyer
Date	Kara Novaco Brockmeyer
FCPA Unit Chief

EXHIBIT A

STATEMENT OF FACTS1

If this case had gone to trial, the Commission would have presented evidence sufficient to prove the following facts:

Ralph Lauren Corporation

1.           Ralph Lauren Corporation (“RLC”) is incorporated in Delaware with its principal place of business in New York, New York.  RLC is a world-wide designer, marketer and distributor of premium apparel, accessories, fragrances and other products.  RLC’s stock is registered pursuant to Section 12(b) of Securities Exchange Act of 1934 and it is listed on the New York Stock Exchange.

2.           P.R.L. - S.R.L. (“RLC Argentina”) was an indirect wholly-owned subsidiary of RLC headquartered and incorporated in Argentina.  RLC Argentina marketed and sold RLC and other merchandise, including merchandise that was imported from outside Argentina.

3.           The General Manager of RLC Argentina was a dual U.S. and Argentine citizen and was hired by RLC in approximately 2003 to manage the RLC Argentina business.  From approximately 2003 through about 2009, RLC Argentina’s General Manager was an agent and employee of RLC, as that term is used in Section 30A (a)(1) of the Securities Exchange Act of 1934 (“Exchange Act”).

4.           RLC Argentina retained a customs broker to assist it with customs clearance issues related to the importation of merchandise into Argentina. Customs Broker A was one of the two owners of the customs broker.  Customs Broker A served as the customs broker for RLC Argentina from approximately 2003 through 2011.

Bribes Paid To Customs Officials

5.           From approximately 2005 through approximately 2009, RLC Argentina’s  General Manager and others who worked at RLC Argentina approved bribe payments to be made to Argentine customs officials through Customs Broker A to assist in improperly obtaining paperwork necessary for RLC products to clear customs, to permit clearance of items without the necessary paperwork, to permit the clearance of prohibited goods, and to avoid inspection of products by Argentine customs officials.

6.           In order to obtain the money for the bribe payments, Customs Broker A would submit invoices to RLC Argentina’s General Manager, or others who reported to the General Manager, for reimbursement of Customs Broker A’s expenses.  In addition to line items for

________________________
1 The facts set forth below are made pursuant to settlement negotiations and are not binding against RLC or its directors, officers or employees, or any other person or entity in any other legal proceeding.

legitimate charges, the invoices also included requests for payments for “Loading and Delivery Expenses” and “Stamp Tax/Label Tax.”  These line items were used to disguise the bribe payments.  No back up documentation was provided to RLC Argentina for the “Loading and Delivery Expenses” or the “Stamp Tax/Label Tax” line items on the invoice.

            7.           From approximately 2005 through approximately 2009, RLC Argentina paid approximately $568,000 to Customs Broker A for the purpose of paying bribes to Argentine customs officials to secure the importation of RLC’s products into Argentina.

Gifts to Argentine Government Officials

8.           In addition to paying bribes to Argentine customs officials, RLC Argentina’s General Manager directly provided or authorized that several gifts be made to Argentine government officials to improperly secure the importation of RLC’s products into Argentina.  The gifts provided to three different government officials between approximately 2005 through approximately 2009 included perfume, dresses and handbags valued at between $400 and $14,000 each.

RLC’s Inadequate Internal Controls and Inaccurate Books and Records

9.           As evidenced by the improper payments to Argentine customs officials and gifts to other government officials, the failure to ensure that proper and effective due diligence was conducted on the customs broker and Customs Broker A, and the failure of the review process for authorization or approval of reimbursement payments to Customs Broker A to detect a single improper payment, between 2005 and 2009, RLC failed to devise and maintain a system of internal controls at RLC Argentina  sufficient to provide reasonable assurances that (i) transactions were executed in accordance with management’s general or specific authorization; (ii) transactions were recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements; (iii) transactions were recorded as necessary to maintain accountability for assets; and (iv) that access to assets was permitted only in accordance with management’s general or specific authorization.  RLC’s policies, procedures and training related to anticorruption and the Foreign Corrupt Practices Act (“FCPA”) compliance in place at that time of the misconduct warranted further strengthening to ensure effective compliance with the related laws.

10.         Between 2005 and 2009, certain RLC Argentina employees and agents paid bribes which were inaccurately recorded in RLC Argentina’s books, records and accounts, which were consolidated into the books and records of RLC.

RLC’s Self-Report

11.         In or about February 2010, RLC’s Board of Directors adopted a new FCPA policy and shortly thereafter the policy was disseminated through RLC’s intranet site.  In approximately Spring or Summer 2010 RLC Argentina employees reviewed the FCPA policy and raised concerns about the company’s customs broker in Argentina.  As a result, RLC conducted an internal investigation of the allegations and discovered the improper payments to the customs officials and gifts to Argentine government officials.  Within two weeks of uncovering the payments and gifts, RLC self-reported its preliminary findings to the both the SEC and the Department of Justice.

Remedial Measures and Cooperation

12.         Upon discovering the bribes, RLC took steps to end the misconduct, including terminating its customs broker.  RLC also thoroughly reviewed its pre-existing compliance program and undertook steps to further update and enhance its compliance program, and successfully implemented those new enhancements.  These steps included, in part, adoption of: (1) an amended anticorruption policy and translation of the policy into eight  languages, (2)  enhanced due diligence procedures for third parties, (3) an enhanced commissions policy, (4) an amended gift policy, and (5) in-person anticorruption training for certain employees.  RLC also ceased retail operations in Argentina and is in the process of formally winding down all operations there.

RLC provided extensive, thorough, real-time cooperation with the staff of the Division and the Department of Justice, including:  voluntary and complete production of documents and disclosure of information to the staff, including the facts described above; voluntarily providing accurate translations of documents; voluntarily making witnesses available for interviews; and conducting a risk assessment of certain other world-wide operations of the company.  The world-wide review included its operations in Italy, Hong Kong and Japan, and identified no further violations.  In fact, the revised compliance policies appear to be working, as the world-wide review identified one instance of a bribe solicitation being rejected by the company’s employees after adoption of the company’s revised FCPA policy in 2010.

EXHIBIT B

RALPH LAUREN CORPORATION
CERTIFICATE OF
CORPORATE RESOLUTION

I, Yen D. Chu, do hereby certify that I am the duly elected, qualified and acting Vice President, Corporate Counsel & Assistant Secretary of Ralph Lauren Corporation (the “Company”), a Delaware corporation, and that the following is a complete and accurate copy of a resolution adopted by the Board of Directors (the “Board”) of the Company by unanimous written consent which resolved as follows:

RESOLVED, that the Company’s Senior Vice President, General Counsel and Secretary, or the Company’s Senior Vice President and Chief Financial Officer be, and each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to execute (by manual or facsimile signature) and deliver the Non-Prosecution Agreement with the United States Securities and Exchange Commission substantially in the form submitted to and reviewed by the Board with such changes thereto as such officer or officers may approve, and to take any action and to execute (by manual or facsimile signature) and deliver all such further documents, contracts, letters, agreements, instruments, drafts, receipts or other writings that such officer or officers may in their sole discretion deem necessary, appropriate or desirable to carry out, comply with and effectuate the purposes of the foregoing resolutions and the transactions contemplated thereby and that the authority of such officers to execute and deliver any of such documents and instruments, and to take any such other action, shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

I further certify that the aforesaid resolution has not been amended or revoked in any respect and remains in full force and effect.

IN WITNESS WHEREOF, I have executed this Certificate on this 18th day of April, 2013.

By:	/s/ Yen D. Chu
Yen D. Chu
Vice President, Corporate Counsel & Assistant Secretary
Ralph Lauren Corporation

Notary

/s/ Ellen Brooks
Notary Public	[NOTARY STAMP & SEAL]
State: New York
Qualified in New York County
Commission number: No. 01BR6038011
Commission expiration: March 6, 2014

B-1